Exhibit 99.2

Investor Update

December 16, 2021

Note: Information for the December quarters 2021 and 2019 in this investor update are adjusted as described in the reconciliations below.

Recent Demand and Outlook Commentary

- Delta is updating its December quarter guidance in conjunction with its Capital Markets Day.
  - Delta expects to report a ~$200 million adjusted pre-tax profit for the December quarter.
  - Adjusted total revenue, excluding third party refinery sales, is expected to be 74% recovered versus 2019, ahead of prior expectations given better than anticipated TRASM.
    - Demand remains particularly strong during the Holiday period with positive PRASM versus 2019.
  - Non-fuel unit cost is expected to be up ~7% versus 2019, in line with prior guidance.
  - Fuel price per gallon is expected to be between $2.05 and $2.15, better than prior guidance on lower market prices and pricing for Renewal Identification Numbers (RINS) at Monroe Energy's refinery.
  - While there is limited impact from the Omicron variant during the quarter, Delta is closely monitoring changes to customer behavior and government responses. To date, bookings have slowed in international markets that are subject to increased travel restrictions.

Updated December Quarter Guidance

	December Quarter 2021	
	Updated Guidance	Prior Guidance
Total Capacity [1]	Unchanged	80% restored
Adjusted Total Revenue [1,2]	74% recovered	Recovered to low 70s percentage
Non-fuel unit cost [1,2]	Up ~7%	Up 6% - 8%
Fuel price ($/gallon) [2]	$2.05 - $2.15	$2.25 - $2.40
Capital Expenditures [2]	~$1.0 billion	~$1.2 billion
Adjusted Net Debt [2]	~$21 billion	~$22 billion

(1) Compared to December quarter 2019
(2) Non-GAAP measure

1

2 Forward Looking Statements Statements made in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be consi der ed “forward - looking statements” under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goal s, aspirations, commitments and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID - 19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; failure to comply with the financial and othe r covenants in our financing agreements; the possible effects of accidents involving our aircraft or aircraft of our airline pa rtn ers; breaches or lapses in the security of technology systems on which we rely; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize the full value of intangible or long - lived assets; labor issue s; the effects of weather, natural disasters and seasonality on our business; the cost of aircraft fuel; the availability of aircraf t f uel; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; failure to comply with exist ing and future environmental regulations to which Monroe’s refinery operations are subject, including costs related to compliance wit h renewable fuel standard regulations; our ability to retain senior management and other key employees, and to maintain our company culture; significant damage to our reputation and brand, including from exposure to significant adverse publicity; th e effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; exten ded interruptions or disruptions in service at major airports at which we operate or significant problems associated with types o f aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including increased regulation to reduce emissions and other risks associated with climate change, on our business; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended December 31, 2020 and our Quarterly Report for the quarterly period ended September 30, 2021. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of the date of this investor update, and which we undertake no obligation to update except to the extent required by law. Non - GAAP Financial Measures Delta sometimes uses information ("non - GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non - GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non - GAAP financial measures used in this update to the most directly comparable GAAP financial measures. Reconciliations may not calculate due to rounding. Non - GAAP Reconciliations

Pre-Tax Income, adjusted. In the current period, pre-tax income, adjusted ("pre-tax profit") excludes the following items directly related to the impact of COVID-19 and our response for comparability with the prior period:

Restructuring charges. During 2020, we recorded restructuring charges for items such as fleet impairments and voluntary early retirement and separation programs following strategic business decisions in response to the COVID-19 pandemic. During the December quarter 2021, we project to recognize adjustments to certain of those restructuring charges, representing changes in our estimates.

Impairments and equity method losses. These adjustments relate to recording our share of the losses recorded by our equity method investees.

Loss on extinguishment of debt. This adjustment relates to the early termination of a portion of our debt.

We also regularly adjust pre-tax loss for the following item to determine pre-tax income, adjusted for the reason described below:

MTM adjustments and settlements on hedges. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

MTM adjustments on investments. Unrealized gains/losses result from our equity investments that are accounted for at fair value in non-operating expense. These gains/losses are driven by changes in stock prices, other valuation techniques for investments in companies without publicly-traded shares and foreign currency fluctuations. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

(in billions)		(Projected) Three Months Ended December 31, 2021
Pre-tax income	$	~0.0
Adjusted for:		
Restructuring charges		~(0.1)
Loss on extinguishment of debt		~0.1
MTM adjustments and settlements on hedges		~(0.1)
MTM adjustments on investments		~0.3
Pre-tax income, adjusted	$	~0.2

Total Revenue, adjusted. We adjust total revenue for third-party refinery sales and the impact of Delta Private Jets for the reasons described below:

Third-party refinery sales. We adjust total revenue for refinery sales to third parties to determine total revenue, adjusted because this activity is not related to our airline segment. Total revenue, adjusted therefore provides a more meaningful comparison of total revenue from our airline operations to the rest of the airline industry.

Delta Private Jets adjustment. Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability.

	Three Months Ended			
(in billions)		(Projected) December 31, 2021		December 31, 2019
Total revenue	$	~9.6	$	11.4
Adjusted for:				
Third-party refinery sales		~(1.2)		(0.0)
Delta Private Jets adjustment		-		(0.1)
Total revenue, adjusted	$	~8.4	$	11.4

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Non-Fuel Unit Cost or Cost per Available Seat Mile, adjusted ("CASM-Ex"). In the current period, CASM-Ex excludes the following item directly related to the impact of COVID-19 and our response: restructuring charges, as discussed above under the heading pre-tax income, adjusted. We also adjust for refinery sales to third parties for the same reason described above under the heading total revenue, adjusted. We also regularly adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Delta Private Jets adjustment. Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability.

	Three Months Ended	
	(Projected)	
(in cents)	December 31, 2021	December 31, 2019
CASM	~17.35	15.34
Adjusted for:		
Restructuring charges	~0.05	-
Third-party refinery sales	~(2.20)	-
Aircraft fuel and related taxes	~(2.80)	(3.08)
Profit Sharing	-	(0.59)
Delta Private Jets adjustment	-	(0.07)
CASM-Ex	~12.40	11.59

Average fuel price per gallon, adjusted. We adjust average fuel price per gallon for MTM adjustments and settlements on hedges for the same reasons described under the heading pre-tax income, adjusted.

	Average Price Per Gallon
	Three Months Ended
	(Projected)
	December 31, 2021
Average fuel price per gallon	~$1.90 - $2.00
Adjusted for:	
MTM adjustments and settlements on hedges	~0.15
Average fuel price per gallon, adjusted	~$2.05 - $2.15

Capital Expenditures, net. We present net capital expenditures because management believes investors should be informed that a portion of these capital expenditures from airport construction projects are either reimbursed by a third party or funded with restricted cash specific to these projects.

		Three Months Ended
		(Projected)
(in billions)		December 31, 2021
Flight equipment, including advance payments	$	~0.6
Ground property and equipment, including technology		~0.5
Net cash flows related to certain airport construction projects		~(0.1)
Capital expenditures, net	$	~1.0

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Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to adjusted debt and finance leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents and short-term investments, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company's overall debt profile.

(in billions)		(Projected) December 31, 2021
Debt and finance lease obligations	$	~27
Plus: sale-leaseback financing liabilities		~2
Adjusted debt and finance lease obligations		~29
Plus: 7x last twelve months' aircraft rent		~3
Adjusted total debt		~32
Less: cash, cash equivalents and short-term investments		~(11)
Adjusted net debt	$	~21

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